Exhibit 99.2

Designated Filer: Warburg Pincus Private Equity IX, L.P.

Issuer & Ticker Symbol: Laredo Petroleum Holdings, Inc. [LPI]

Date of Event Requiring Statement: August 19, 2013

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	Warburg Pincus IX LLC
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, NY 10017

2.	Name:	Warburg Pincus Partners LLC
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, NY 10017

3.	Name:	Warburg Pincus LLC
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, NY 10017

4.	Name:	Warburg Pincus & Co.
	Address:	450 Lexington Avenue
New York, NY 10017

5.	Name:	Charles R. Kaye
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, NY 10017

6.	Name:	Joseph P. Landy
	Address:	c/o Warburg Pincus & Co.
450 Lexington Avenue
New York, NY 10017